UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2024

VSE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-03676	54-0649263
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3361 Enterprise Way Miramar, Florida	33025
(Address of Principal Executive Offices)	(Zip Code)

(954) 430-6600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.05 per share	VSEC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

Preliminary Results for the Third Quarter of 2024

Preliminary estimates of the operating metrics of VSE Corporation (“we,” “us,” “our,” “VSE” or the “Company”) for the three and nine months ended September 30, 2024 are presented below. We have not yet finalized our operating results for this period, and our consolidated financial statements as of and for the three and nine months ended September 30, 2024 are not expected to be available until we file our Quarterly Report on Form 10-Q for the third quarter of 2024.

Our actual operating results remain subject to the completion of our quarter-end closing process, which includes review by management and our audit committee. While carrying out such procedures, we may identify items that would require us to make adjustments to the preliminary estimates of our operating results set forth below. As a result, our actual operating results could be outside of the ranges set forth below and such differences could be material. Therefore, you should not place undue reliance on these preliminary estimates of our operating results. See “Cautionary Note Regarding Forward-Looking Statements” below.

The preliminary estimates of our financial results included below have been prepared by, and are the responsibility of, our management. Our independent registered public accountants have not audited, reviewed or performed any procedures with respect to such preliminary estimates of our operating results. Accordingly, Grant Thornton LLP expresses no opinion or any other form of assurance with respect thereto. The information presented herein should not be considered a substitute for the financial information we file with the SEC in our Quarterly Report on Form 10-Q for the third quarter of 2024. We have no intention or obligation to update the preliminary estimates of our operating results set forth below prior to the release of our consolidated financial statements as of and for the three and nine months ended September 30, 2024.

•

We currently estimate consolidated revenue for the three and nine months ended September 30, 2024 of approximately $268 million to $275 million and approximately $776 million to $783 million, respectively.

•	For the Aviation segment, revenue for the three months ended September 30, 2024 is expected to increase by 32-34% as compared to the prior year period.

•	For the Fleet segment, revenue for the three months ended September 30, 2024 is expected to decrease by 10-15% as compared to the prior year period.

•	We currently estimate operating income for the three and nine months ended September 30, 2024 of approximately $22 million to $24 million and approximately $52 million to $54 million, respectively.

•

We currently estimate consolidated Adjusted EBITDA for the three and nine months ended September 30, 2024 of approximately $31 million to $34 million and approximately $95 million to $98 million, respectively.(1)

•	For the Aviation segment, Adjusted EBITDA Margin for the three months ended September 30, 2024 is expected to be between 15.0-16.5%.(1)

•	For the Fleet segment, Adjusted EBITDA Margin for the three months ended September 30, 2024 is expected to be between 4.5-6.0%.(1)

•	We currently estimate Total Debt as of September 30, 2024 of approximately $453 million. We currently estimate Net Debt as of September 30, 2024 of approximately $442 million.(1)

Our estimated results for the three months ended September 30, 2024 and current aftermarket trends are expected to support Aviation segment full-year growth above our expectations and previously provided guidance, while impacting the Fleet segment, as full-year revenue is anticipated to decline year-over-year. We continue to expect to report positive free cash flow in the third quarter, followed by an increase in free cash flow in the fourth quarter.(1)

(1)

Adjusted EBITDA, Adjusted EBITDA Margin, Net Debt, and Free Cash Flow are non-GAAP financial measures. For definitions and reconciliations to the closest comparable GAAP measures, see “Non-GAAP Financial Measures” below.

Cautionary Note Regarding Forward-Looking Statements

This Current Report contains statements that, to the extent they are not recitations of historical fact, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All such statements are intended to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and this statement is included for purposes of such safe harbor provisions.

“Forward-looking” statements, as such term is defined by the SEC in its rules, regulations and releases, represent our expectations or beliefs, including, but not limited to, statements concerning our expectations regarding our operations, economic performance, financial condition, growth and acquisition strategies, investments and future operational plans. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “forecast,” “seek,” “plan,” “predict,” “project,” “could,” “estimate,” “might,” “continue,” “seeking” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements.

These statements speak only as of the date of this Current Report and we undertake no ongoing obligation, other than that imposed by law, to update these statements. These statements relate to, among other things, our intent, belief or current expectations with respect to: our future financial condition, results of operations or prospects; our business and growth strategies; and our financing plans and forecasts. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, certain of which are beyond our control, and that actual results may differ materially from those contained in or implied by the forward-looking statements as a result of various factors, some of which are unknown, including, without limitation:

•	supply chain delays and disruptions;

•	risks related to our work on large government programs;

•

our ability to consummate, successfully integrate, and achieve the strategic and other objectives, including any expected synergies, relating to pending acquisitions, including the acquisition of Kellstrom Aerospace Group, Inc.;

•	our ability to successfully integrate and realize the anticipated benefits of recently acquired businesses, including the acquisition of the Turbine Controls, LLC business;

•	our ability to successfully divest businesses and to transition facilities in connection therewith;

•	risks related to future business conditions resulting in impairments;

•	risks related to the intense competition in our industry;

•	risks related to the performance of the aviation aftermarket;

•	global economic and political conditions;

•	prolonged periods of inflation and our ability to mitigate the impact thereof;

•	challenges related to workforce management or any failure to attract or retain a skilled workforce;

•	our dependence on third-party package delivery companies;

•	compliance with government rules and regulations, including environmental and pollution risk;

•	risks related to technology security and cyber-attacks;

•	risks related to our outstanding indebtedness;

•	risks related to market volatility in the debt and equity capital markets;

•	risks related to our published financial guidance;

•	risks related to our preliminary financial estimates, which represent management’s current estimates and are subject to change; and

•

the other factors identified in our reports filed or expected to be filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2023 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024 and June 30, 2024.

You are advised, however, to consult any further disclosures we make on related subjects in our periodic reports on Forms 10-K, 10-Q or 8-K filed with or furnished to the SEC.

Non-GAAP Financial Measures

In this Current Report, in addition to the financial measures prepared in accordance with generally accepted accounting principles (“GAAP”), we present “Adjusted EBITDA,” “Adjusted EBITDA Margin,” “Net Debt,” and “Free Cash Flow.” We consider Adjusted EBITDA, Adjusted EBITDA Margin, Net Debt, and Free Cash Flow as non-GAAP financial measures and important indicators of performance and useful metrics for management and investors to evaluate our business’ ongoing operating performance on a consistent basis across reporting periods. These non-GAAP financial measures, however, have limitations as analytical tools and should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP. Estimated Adjusted EBITDA for the three and nine months ended September 30, 2024 represents estimated operating income before depreciation and amortization expenses and excluding other non-recurring adjustments. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by revenue. Net Debt is defined as total debt less debt issuance costs and cash and cash equivalents. Free Cash Flow represents operating cash flow less capital expenditures.

We believe that presenting non-GAAP financial measures aids in making period-to-period comparisons and is a meaningful indication of our actual and estimated operating performance. Our management utilizes and plans to utilize this non-GAAP financial information to compare our operating performance to comparable periods and to internally prepared projections. Our non-GAAP financial measures may not be the same as or comparable to similar non-GAAP measures presented by other companies, which could reduce the usefulness of our non-GAAP financial measures for comparison.

Because our actual operating results remain subject to the completion of our quarter-end closing process, our estimates of Adjusted EBITDA and Adjusted EBITDA Margin are forward-looking non-GAAP financial measures based solely on information available to us as of the date of this release. We are unable to present a quantitative reconciliation of forward-looking Adjusted EBITDA to net income in reliance on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K because certain information regarding the Company’s provision for income taxes is not available, and management cannot reliably predict all of the necessary components of net income at this time without unreasonable effort or expense. The unavailable information could have a significant impact on the Company’s future financial results. We have provided the reconciliations below based on the information that is currently available to the Company.

Reconciliation of Estimated Operating Income to Estimated Adjusted EBITDA

In millions	Three Months Ended September 30, 2024					Nine Months Ended September 30, 2024
Estimated Operating Income	~$	22	to	~$	24	~$	52	to	~$	54
Depreciation and amortization	~$	7	to	~$	8	~$	20	to	~$	21
Other non-recurring adjustments (a)	~$	2	to	~$	3	~$	23	to	~$	23
Estimated Adjusted EBITDA (b)	~$	31	to	~$	34	~$	95	to	~$	98

(a)	Adjustments for discrete items, including acquisition, integration and restructuring costs, severance and other non-recurring expenses.
(b)	Certain line items presented in the table, when aggregated, may not visually foot due to rounding.

Reconciliation of Estimated Total Debt to Estimated Net Debt

In millions	As of September 30, 2024
Estimated Total Debt	~$453
Debt issuance costs	~$(3)
Cash and cash equivalents	~$(8)

Estimated Net Debt	~$442

Item 7.01	Regulation FD Disclosure.

On October 15, 2024, the Company issued a press release announcing that it had signed a definitive agreement to acquire Kellstrom Aerospace Group, Inc. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press release dated October 15, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VSE CORPORATION
(Registrant)

Date: October 15, 2024	By:	/s/ Farinaz S. Tehrani
Farinaz S. Tehrani
Chief Legal Officer and Corporate Secretary